Exhibit 10.2

BALTIC TRADING LIMITED
299 PARK AVENUE, 12TH FLOOR
NEW YORK, NY 10171
646-443-8550

March 26, 2014

Mr. John Wobensmith
Baltic Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171

Dear John:

The purpose of this letter is to confirm our understanding regarding an amendment to the agreement between you and Baltic Trading Limited ("Baltic Trading" or the "Company") dated December 19, 2013 (the "Agreement").  When fully executed, this letter shall constitute an amendment to the Agreement.  It is hereby agreed as follows:

1.            Section 1 of the Agreement is hereby deleted in its entirety and restated as follows:

Baltic Trading agrees to employ you and you agree to be employed by Baltic Trading upon the termination of your employment with Genco Shipping & Trading Limited ("Genco") following a Change in Control, as such term is defined in your employment agreement with Genco dated September 21, 2007, as amended by letter dated March 26, 2014 (the "Genco Agreement") (a "Genco Change in Control").  In the event of the foregoing, and provided that your employment with Genco terminates within eighteen (18) months of the Genco Change in Control, and subject to the terms and conditions of this Agreement, your employment with Baltic Trading shall commence on a date mutually agreed to by the parties (the "Effective Date").

2.            The third sentence of Section 6(c) is hereby deleted in its entirety and restated as follows:

In addition, with respect to a termination of your employment by you for Good Reason or by the Company without Cause (other than due to your death or Disability) upon or within two years of a Baltic Trading Change in Control (as defined in Section 7), your Annual Incentive Award shall also include the value on the date of grant of any equity awards granted to you for such year (other than the equity award described under Section 5(c)), which for stock options shall be the Black-Scholes value.

3.            Except as explicitly set forth herein, all terms and conditions contained in the Agreement shall remain in full force and effect.

4.            This letter and the Agreement contains the entire understanding between the parties on the subjects covered here and supersedes all prior agreements, arrangements and understandings, whether written or oral, regarding the subjects covered here.  The Agreement may not be changed, or any of its provisions waived, orally, but only in writing signed by both parties.

Kindly indicate your acceptance of this letter by signing and returning a signed original to me on or before March 28, 2014.

Very truly yours,

BALTIC TRADING LIMITED

	By:	/s/ John Wobensmith
John Wobensmith
President & Chief Financial Officer

ACCEPTED AND AGREED TO:

/s/ John Wobensmith
John Wobensmith

3/26/14
Date